===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-3145972
----------------------------------------     -----------------------------------
(State of Incorporation or Organization)     (IRS Employer Identification no.)

    1585 Broadway, New York, New York                      10036
----------------------------------------     -----------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the registration  If this Form relates to the registration
of a class of securities pursuant to      of a class of securities pursuant to
Section 12(b) of the Exchange Act and is  Section 12(g) of the Exchange Act and is
effective pursuant to General             effective pursuant to General
Instruction A.(c), please check the       Instruction A.(d), please check the
following box. [X]                        following box. [ ]


Securities Act registration statement file number to which this form relates: 333-47576

Securities to be registered pursuant to Section 12(b) of the Act:



          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
----------------------------------------     -----------------------------------
Medium-Term Notes, Series C, 8% SPARQS       THE AMERICAN STOCK EXCHANGE
due September 15, 2003

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)




================================================================================

     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 8% Stock Participation Accreting Redemption Quarterly-pay Securities due September 15, 2003 (Mandatorily Exchangeable for Shares of Common Stock of Texas Instruments Incorporated) (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated April 9, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the SPARQS.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MORGAN STANLEY DEAN WITTER & CO.
                                             (Registrant)


Date: April 9, 2002                          By: /s/ Martin M. Cohen
                                                 -------------------------------
                                                 Martin M. Cohen
                                                 Assistant Secretary and Counsel

                               INDEX TO EXHIBITS


Exhibit No.                                                             Page No.
----------                                                              --------
4.1         Proposed form of Global Note evidencing the SPARQS            A-1

                                                                     EXHIBIT 4.1

                             FIXED RATE SENIOR NOTE

REGISTERED                                                    REGISTERED
No. FXR                                                       U.S. $
                                                              CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                          MORGAN STANLEY DEAN WITTER & CO.
                                      SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                                    (Fixed Rate)

                                           STOCK PARTICIPATION ACCRETING
                                   REDEMPTION QUARTERLY-PAY SECURITIES ("SPARQS")

                                               % SPARQS DUE , 200[ ]
                                              MANDATORILY EXCHANGEABLE
                                           FOR SHARES OF COMMON STOCK OF
                                           TEXAS INSTRUMENTS INCORPORATED

------------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE:    %          MATURITY DATE:
                                 DATE: See "Morgan            per annum (equivalent        See "Maturity Date"
                                 Stanley Call Right"          to $      per annum per      below.
                                 below.                       SPARQS)
------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
   DATE:                         PERCENTAGE: See              DATES:                       REPAYMENT
                                 "Morgan Stanley Call                                      DATE(S):  N/A
                                 Right" below.
------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
   U.S. Dollars                  PERCENTAGE                   PERIOD: Quarterly            MODIFIED
                                 REDUCTION: N/A                                            PAYMENT UPON
                                                                                           ACCELERATION: See
                                                                                           "Alternate Exchange
                                                                                           Calculation in Case of
                                                                                           an Event of Default"
                                                                                           below.
------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
   CURRENCY OTHER                PERIOD: At least 10          ANNUAL INTEREST
   THAN U.S. DOLLARS,            days but no more than        PAYMENTS: N/A
   OPTION TO ELECT               30 days.  See "Morgan
   PAYMENT IN U.S.               Stanley Call Right"
   DOLLARS: N/A                  below.
------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                 TAX REDEMPTION                                            ORIGINAL YIELD TO
   AGENT: N/A                    AND PAYMENT OF                                            MATURITY: N/A
                                 ADDITIONAL
                                 AMOUNTS: N/A
------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:             If yes, state Initial Offering
   See below                  Date: N/A
------------------------------------------------------------------------------------------------------------------

Issue Price.......................     $       per each $       principal amount of this SPARQS

Maturity Date.....................                , 200[ ], subject to extension in the event of a
                                       Market Disruption Event on             , 200[ ].



                                             A-2



                                       If the Final Call Notice Date is postponed due to a
                                       Market Disruption Event or otherwise and the Issuer
                                       exercises the Morgan Stanley Call Right, the
                                       Maturity Date shall be postponed so that the
                                       Maturity Date will be the tenth calendar day
                                       following the Final Call Notice Date. See "Final
                                       Call Notice Date" below.

                                       In the event that the Final Call Notice Date is
                                       postponed due to a Market Disruption Event or
                                       otherwise, the Issuer shall give notice of such
                                       postponement as promptly as possible, and in no
                                       case later than two Business Days following the
                                       scheduled Final Call Notice Date, (i) to the holder
                                       of this SPARQS by mailing notice of such
                                       postponement by first class mail, postage prepaid,
                                       to the holder's last address as it shall appear
                                       upon the registry books, (ii) to the Trustee by
                                       telephone or facsimile confirmed by mailing such
                                       notice to the Trustee by first class mail, postage
                                       prepaid, at its New York office and (iii) to the
                                       Depositary by telephone or facsimile confirmed by
                                       mailing such notice to the Depositary by first
                                       class mail, postage prepaid. Any notice that is
                                       mailed in the manner herein provided shall be
                                       conclusively presumed to have been duly given,
                                       whether or not the holder of this SPARQS receives
                                       the notice. Notice of the date to which the
                                       Maturity Date has been rescheduled as a result of
                                       postponement of the Final Call Notice Date, if
                                       applicable, shall be included in the Issuer's
                                       notice of exercise of the Morgan Stanley Call
                                       Right.

Record Dates......................     Notwithstanding the definition of "Record
                                       Date" on page 18 hereof, the Record Date for each
                                       Interest Payment Date, including the Interest
                                       Payment Date scheduled to occur on the Maturity
                                       Date, shall be the date 5 calendar days prior to
                                       such Interest Payment Date, whether or not that
                                       date is a Business Day; provided, however, that in
                                       the event that the Issuer exercises the Morgan
                                       Stanley Call Right, no Interest Payment Date shall
                                       occur after the Morgan Stanley Notice Date, except
                                       for any Interest Payment Date for which the Morgan
                                       Stanley Notice Date falls on or after the
                                       "ex-interest" date for the related interest
                                       payment, in which case the related interest payment
                                       shall be made on such Interest Payment Date; and
                                       provided, further, that accrued but unpaid interest
                                       payable on the Call Date, if any, shall be payable
                                       to the person to whom the Call Price is payable.
                                       The "ex-


                                           A-3


                                       interest" date for any interest payment is the date
                                       on which purchase transactions in the SPARQS no
                                       longer carry the right to receive such interest
                                       payment.

                                       In the event that the Issuer exercises the Morgan
                                       Stanley Call Right and the Morgan Stanley Notice
                                       Date falls before the "ex-interest" date for an
                                       interest payment, so that as a result a scheduled
                                       Interest Payment Date will not occur, the Issuer
                                       shall cause the Calculation Agent to give notice to
                                       the Trustee and to The Depository Trust Company
                                       (the "Depositary"), in each case in the manner and
                                       at the time described in the second and third
                                       paragraphs under "Morgan Stanley Call Right" below,
                                       that no Interest Payment Date will occur after such
                                       Morgan Stanley Notice Date.

Denominations.....................     $       and integral multiples thereof

Morgan Stanley Call Right.........     On any scheduled Trading Day on or after                ,
                                       200[ ] or on the Maturity Date, the Issuer may call the
                                       SPARQS, in whole but not in part, for mandatory
                                       exchange for the Call Price paid in cash (together with
                                       accrued but unpaid interest) on the Call Date.

                                       On the Morgan Stanley Notice Date, the Issuer shall
                                       give notice of the Issuer's exercise of the Morgan
                                       Stanley Call Right (i) to the holder of this SPARQS
                                       by mailing notice of such exercise, specifying the
                                       Call Date on which the Issuer shall effect such
                                       exchange, by first class mail, postage prepaid, to
                                       the holder's last address as it shall appear upon
                                       the registry books, (ii) to the Trustee by
                                       telephone or facsimile confirmed by mailing such
                                       notice to the Trustee by first class mail, postage
                                       prepaid, at its New York office and (iii) to the
                                       Depositary in accordance with the applicable
                                       procedures set forth in the Letter of
                                       Representations related to this SPARQS. Any notice
                                       which is mailed in the manner herein provided shall
                                       be conclusively presumed to have been duly given,
                                       whether or not the holder of this SPARQS receives
                                       the notice. Failure to give notice by mail or any
                                       defect in the notice to the holder of any SPARQS
                                       shall not affect the validity of the proceedings
                                       for the exercise of the Morgan Stanley Call Right
                                       with respect to any other SPARQS.




                                            A-4



                                       The notice of the Issuer's exercise of the Morgan
                                       Stanley Call Right shall specify (i) the Call Date,
                                       (ii) the Call Price payable per SPARQS, (iii) the
                                       amount of accrued but unpaid interest payable per
                                       SPARQS on the Call Date, (iv) whether any
                                       subsequently scheduled Interest Payment Date shall
                                       no longer be an Interest Payment Date as a result
                                       of the exercise of the Morgan Stanley Call Right,
                                       (v) the place or places of payment of such Call
                                       Price, (vi) that such delivery will be made upon
                                       presentation and surrender of this SPARQS, (vii)
                                       that such exchange is pursuant to the Morgan
                                       Stanley Call Right and (viii) if applicable, the
                                       date to which the Maturity Date has been extended
                                       due to a Market Disruption Event as described under
                                       "Maturity Date" above.

                                       The notice of the Issuer's exercise of the Morgan
                                       Stanley Call Right shall be given by the Issuer or,
                                       at the Issuer's request, by the Trustee in the name
                                       and at the expense of the Issuer.

                                       If this SPARQS is so called for mandatory exchange
                                       by the Issuer, then the cash Call Price and any
                                       accrued but unpaid interest on this SPARQS to be
                                       delivered to the holder of this SPARQS shall be
                                       delivered on the Call Date fixed by the Issuer and
                                       set forth in its notice of its exercise of the
                                       Morgan Stanley Call Right, upon delivery of the
                                       SPARQS to the Trustee. The Issuer shall, or shall
                                       cause the Calculation Agent to, deliver such cash
                                       to the Trustee for delivery to the holders of this
                                       SPARQS.

                                       If this SPARQS is not surrendered for exchange on
                                       the Call Date, it shall be deemed to be no longer
                                       Outstanding under, and as defined in, the Senior
                                       Indenture after the Call Date, except with respect
                                       to the holder's right to receive cash due in
                                       connection with the Morgan Stanley Call Right.

Morgan Stanley Notice Date........     The scheduled Trading Day on which the Issuer issues
                                       its notice of mandatory exchange, which must be at
                                       least 10 but not more than 30 days prior to the
                                       Call Date.

Final Call Notice Date............             , 200[ ]; provided that if          , 200[ ]
                                       is not a Trading Day or if a Market Disruption
                                       Event occurs on such day, the Final Call Notice
                                       Date will be the



                                            A-5



                                       immediately succeeding Trading Day on which no
                                       Market Disruption Event occurs.

Call Date.........................     The day specified by the Issuer in its notice of
                                       mandatory exchange, on which it shall deliver cash
                                       to holders of SPARQS for mandatory exchange, which
                                       day may be any scheduled Trading Day on or
                                       after             , 200[ ] or the Maturity Date
                                       (regardless of whether the Maturity Date is a
                                       scheduled Trading Day). See "Maturity Date" above.

Call Price........................     The Call Price with respect to any Call Date is an
                                       amount of cash per each $        principal amount
                                       of this SPARQS, as calculated by the Calculation
                                       Agent,  such that the sum of the present values of
                                       all cash flows on each $       principal amount of
                                       this SPARQS to and including the Call Date (i.e.,
                                       the Call Price and all of the interest payments on
                                       each SPARQS), discounted to the Original Issue Date
                                       from the applicable payment date at the Yield to
                                       Call rate of    % per annum computed on the basis
                                       of a 360-day year of twelve 30-day months, equals
                                       the Issue Price.

Exchange at Maturity..............     At maturity, subject to a prior call of this SPARQS
                                       for cash in an amount equal to the Call Price by
                                       the Issuer as described under "Morgan Stanley Call
                                       Right" above, upon delivery of this SPARQS to the
                                       Trustee, each $       principal amount of this SPARQS
                                       shall be applied by the Issuer as payment for a
                                       number of ordinary shares of Texas Instruments
                                       Incorporated ("Texas Instruments Stock") at the
                                       Exchange Ratio, and the Issuer shall deliver with
                                       respect to each $        principal amount of this
                                       SPARQS an amount of Texas Instruments Stock equal
                                       to the Exchange Ratio.

                                       The amount of Texas Instruments Stock to be
                                       delivered at maturity shall be subject to any
                                       applicable adjustments (i) to the Exchange Ratio
                                       and (ii) in the Exchange Property, as defined in
                                       paragraph 5 under "Antidilution Adjustments" below,
                                       to be delivered instead of, or in addition to, such
                                       Texas Instruments Stock as a result of any
                                       corporate event described under "Antidilution
                                       Adjustments" below, in each case, required to be
                                       made through the close of business on the third
                                       Trading Day prior to maturity.



                                            A-6



                                       The Issuer shall, or shall cause the Calculation
                                       Agent to, provide written notice to the Trustee at
                                       its New York Office and to the Depositary, on which
                                       notice the Trustee and Depositary may conclusively
                                       rely, on or prior to 10:30 a.m. on the Trading Day
                                       immediately prior to maturity of this SPARQS, of
                                       the amount of Texas Instruments Stock (or the
                                       amount of Exchange Property) to be delivered with
                                       respect to each $       principal amount of this
                                       SPARQS and of the amount of any cash to be paid in
                                       lieu of any fractional share of Texas Instruments
                                       Stock (or of any                  other securities
                                       included in Exchange Property, if applicable);
                                       provided that if the maturity date of this SPARQS
                                       is accelerated (x) because of the consummation of a
                                       Reorganization Event (as defined in paragraph 5 of
                                       "Antidilution Adjustments" below) where the
                                       Exchange Property consists only of cash or (y)
                                       because of an event described under "Alternate
                                       Exchange Calculation in Case of an Event of
                                       Default" or otherwise, the Issuer shall give notice
                                       of such acceleration as promptly as possible, and
                                       in no case later than two Business Days following
                                       such deemed maturity date, (i) to the holder of
                                       this SPARQS by mailing notice of such acceleration
                                       by first class mail, postage prepaid, to the
                                       holder's last address as it shall appear upon the
                                       registry books, (ii) to the Trustee by telephone or
                                       facsimile confirmed by mailing such notice to the
                                       Trustee by first class mail, postage prepaid, at
                                       its New York office and (iii) to the Depositary by
                                       telephone or facsimile confirmed by mailing such
                                       notice to the Depositary by first class mail,
                                       postage prepaid. Any notice that is mailed in the
                                       manner herein provided shall be conclusively
                                       presumed to have been duly given, whether or not
                                       the holder of this SPARQS receives the notice. If
                                       the maturity of this SPARQS is accelerated in the
                                       manner described in the immediately preceding
                                       sentence, no interest on the amounts payable with
                                       respect to this SPARQS shall accrue for the period
                                       from and after such accelerated maturity date;
                                       provided that the Issuer has deposited with the
                                       Trustee on such accelerated maturity date the Texas
                                       Instruments Stock, the Exchange Property or any
                                       cash due with respect to such acceleration.




                                            A-7



                                       The Issuer shall, or shall cause the Calculation
                                       Agent to, deliver any such shares of Texas
                                       Instruments Stock (or any Exchange Property) and
                                       cash in respect of interest and any fractional
                                       share of Texas Instruments Stock (or any Exchange
                                       Property) and cash otherwise due upon any
                                       acceleration described above to the Trustee for
                                       delivery to the holder. References to payment "per
                                       SPARQS" refer to each $      principal amount of
                                       this SPARQS.

                                       If this SPARQS is not surrendered for exchange at
                                       maturity, it shall be deemed to be no longer
                                       Outstanding under, and as defined in, the Senior
                                       Indenture, except with respect to the holder's
                                       right to receive the Texas Instruments Stock (and,
                                       if applicable, any Exchange Property) due at
                                       maturity.

No Fractional Shares..............     Upon delivery of this SPARQS to the Trustee at
                                       maturity, the Issuer shall deliver the aggregate
                                       number of shares of Texas Instruments Stock due
                                       with respect to this SPARQS, as described above,
                                       but the Issuer shall pay cash in lieu of delivering
                                       any fractional share of Texas Instruments Stock in
                                       an amount equal to the corresponding fractional
                                       Market Price of such fraction of a share of Texas
                                       Instruments Stock as determined by the Calculation
                                       Agent as of the second scheduled Trading Day prior
                                       to maturity of this SPARQS.

Exchange Ratio....................     1.0, subject to adjustment for corporate events
                                       relating to Texas Instruments Incorporated ("Texas
                                       Instruments") described under "Antidilution
                                       Adjustments" below.

Market Price......................     If Texas Instruments Stock (or any other security for
                                       which a Market Price must be determined) is listed
                                       on a national securities exchange, is a security of
                                       the Nasdaq National Market or is included in the
                                       OTC Bulletin Board Service ("OTC Bulletin Board")
                                       operated by the National Association of Securities
                                       Dealers, Inc. (the "NASD"), the Market Price for
                                       one share of Texas Instruments Stock (or one unit
                                       of any such other security) on any Trading Day
                                       means (i) the last reported sale price, regular
                                       way, of the principal trading session on such day
                                       on the principal United States securities exchange
                                       registered under the Securities Exchange Act of
                                       1934, as amended (the "Exchange Act"), on which
                                       Texas Instruments Stock (or any such other
                                       security) is listed or admitted to trading



                                            A-8



                                       (which may be the Nasdaq National Market if it is
                                       then a national securities exchange) or (ii) if not
                                       listed or admitted to trading on any such
                                       securities exchange or if such last reported sale
                                       price is not obtainable (even if Texas Instruments
                                       Stock (or any such other security) is listed or
                                       admitted to trading on such securities exchange),
                                       the last reported sale price of the principal
                                       trading session on the over-the-counter market as
                                       reported on the Nasdaq National Market (if it is
                                       not then a national securities exchange) or OTC
                                       Bulletin Board on such day. If the last reported
                                       sale price of the principal trading session is not
                                       available pursuant to clause (i) or (ii) of the
                                       preceding sentence because of a Market Disruption
                                       Event or otherwise, the Market Price for any
                                       Trading Day shall be the mean, as determined by the
                                       Calculation Agent, of the bid prices for Texas
                                       Instruments Stock (or any such other security)
                                       obtained from as many dealers in such security, but
                                       not exceeding three, as will make such bid prices
                                       available to the Calculation Agent. Bids of Morgan
                                       Stanley & Co. Incorporated ("MS & Co.") or any of
                                       its affiliates may be included in the calculation
                                       of such mean, but only to the extent that any such
                                       bid is the highest of the bids obtained. A
                                       "security of the Nasdaq National Market" shall
                                       include a security included in any successor to
                                       such system, and the term "OTC Bulletin Board
                                       Service" shall include any successor service
                                       thereto.

Trading Day.......................     A day, as determined by the Calculation Agent, on
                                       which trading is generally conducted on the New
                                       York Stock Exchange, Inc. ("NYSE"), the American
                                       Stock Exchange LLC, the Nasdaq National Market, the
                                       Chicago Mercantile Exchange and the Chicago Board
                                       of Options Exchange and in the over-the-counter
                                       market for equity securities in the United States.

Acceleration Event................     If on any date the product of the Market Price per
                                       share of Texas Instruments Stock and the Exchange
                                       Ratio is less than $       , as determined by the
                                       Calculation Agent, the maturity date of this SPARQS
                                       shall be deemed to be accelerated to such date, and
                                       each $        principal amount of this SPARQS shall
                                       be applied by the Issuer as payment for a number of
                                       shares of Texas Instruments Stock at the then
                                       current Exchange Ratio, and the Issuer shall
                                       deliver with respect to each $        principal
                                       amount of this SPARQS a number of shares of Texas
                                       Instruments Stock


                                             A-9



                                       equal to the Exchange Ratio. See also "Antidilution
                                       Adjustments" below.

Calculation Agent.................     MS & Co. and its successors.

                                       All calculations with respect to the Exchange Ratio
                                       and Call Price for the SPARQS shall be rounded to
                                       the nearest one hundred-thousandth, with five
                                       one-millionths rounded upward (e.g., .876545 would
                                       be rounded to .87655); all dollar amounts related
                                       to the Call Price resulting from such calculations
                                       shall be rounded to the nearest ten- thousandth,
                                       with five one hundred-thousandths rounded upward
                                       (e.g., .76545 would be rounded to .7655); and all
                                       dollar amounts paid with respect to the Call Price
                                       on the aggregate number of SPARQS shall be rounded
                                       to the nearest cent, with one-half cent rounded
                                       upward.

                                       All determinations made by the Calculation Agent
                                       will be at the sole discretion of the Calculation
                                       Agent and will, in the absence of manifest error,
                                       be conclusive for all purposes and binding on the
                                       holder of this SPARQS and the Issuer.

Antidilution Adjustments..........     The Exchange Ratio shall be adjusted as follows:

                                         1. If Texas Instruments Stock is subject to a stock
                                       split or reverse stock split, then once such split
                                       has become effective, the Exchange Ratio shall be
                                       adjusted to equal the product of the prior Exchange
                                       Ratio and the number of shares issued in such stock
                                       split or reverse stock split with respect to one
                                       share of Texas Instruments Stock.

                                         2. If Texas Instruments Stock is subject (i) to a
                                       stock dividend (issuance of additional shares of
                                       Texas Instruments Stock) that is given ratably to
                                       all holders of shares of Texas Instruments Stock or
                                       (ii) to a distribution of Texas Instruments Stock
                                       as a result of the triggering of any provision of
                                       the corporate charter of Texas Instruments, then
                                       once the dividend has become effective and Texas
                                       Instruments Stock is trading ex-dividend, the
                                       Exchange Ratio shall be adjusted so that the new
                                       Exchange Ratio shall equal the prior Exchange Ratio
                                       plus the product of (i) the number of shares issued
                                       with respect



                                           A-10



                                       to one share of Texas Instruments Stock and (ii)
                                       the prior Exchange Ratio.

                                         3. There shall be no adjustments to the Exchange
                                       Ratio to reflect cash dividends or other
                                       distributions paid with respect to Texas
                                       Instruments Stock other than distributions
                                       described in clauses (i), (iv) and (v) of paragraph
                                       5 below and Extraordinary Dividends as described
                                       below. A cash dividend or other distribution with
                                       respect to Texas Instruments Stock shall be deemed
                                       to be an "Extraordinary Dividend" if such dividend
                                       or other distribution exceeds the immediately
                                       preceding non- Extraordinary Dividend for Texas
                                       Instruments Stock by an amount equal to at least
                                       10% of the Market Price of Texas Instruments Stock
                                       (as adjusted for any subsequent corporate event
                                       requiring an adjustment hereunder, such as a stock
                                       split or reverse stock split) on the Trading Day
                                       preceding the ex-dividend date for the payment of
                                       such Extraordinary Dividend (the "ex-dividend
                                       date"). If an Extraordinary Dividend occurs with
                                       respect to Texas Instruments Stock, the Exchange
                                       Ratio with respect to Texas Instruments Stock shall
                                       be adjusted on the ex- dividend date with respect
                                       to such Extraordinary Dividend so that the new
                                       Exchange Ratio shall equal the product of (i) the
                                       then current Exchange Ratio and (ii) a fraction,
                                       the numerator of which is the Market Price on the
                                       Trading Day preceding the ex-dividend date, and the
                                       denominator of which is the amount by which the
                                       Market Price on the Trading Day preceding the
                                       ex-dividend date exceeds the Extraordinary Dividend
                                       Amount. The "Extraordinary Dividend Amount" with
                                       respect to an Extraordinary Dividend for Texas
                                       Instruments Stock shall equal (i) in the case of
                                       cash dividends or other distributions that
                                       constitute regular dividends, the amount per share
                                       of such Extraordinary Dividend minus the amount per
                                       share of the immediately preceding non-
                                       Extraordinary Dividend for Texas Instruments Stock
                                       or (ii) in the case of cash dividends or other
                                       distributions that do not constitute regular
                                       dividends, the amount per share of such
                                       Extraordinary Dividend. To the extent an
                                       Extraordinary Dividend is not paid in cash, the
                                       value of the non-cash component shall be determined
                                       by the Calculation Agent, whose determination shall
                                       be conclusive. A distribution on Texas Instruments
                                       Stock described in clause (i), (iv) or (v) of
                                       paragraph 5 below


                                             A-11



                                       that also constitutes an Extraordinary Dividend
                                       shall cause an adjustment to the Exchange Ratio
                                       pursuant only to clause (i), (iv) or (v) of
                                       paragraph 5, as applicable.

                                         4. If Texas Instruments issues rights or warrants
                                       to all holders of Texas Instruments Stock to
                                       subscribe for or purchase Texas Instruments Stock
                                       at an exercise price per share less than the Market
                                       Price of Texas Instruments Stock on both (i) the
                                       date the exercise price of such rights or warrants
                                       is determined and (ii) the expiration date of such
                                       rights or warrants, and if the expiration date of
                                       such rights or warrants precedes the maturity of
                                       this SPARQS, then the Exchange Ratio shall be
                                       adjusted to equal the product of the prior Exchange
                                       Ratio and a fraction, the numerator of which shall
                                       be the number of shares of Texas Instruments Stock
                                       outstanding immediately prior to the issuance of
                                       such rights or warrants plus the number of
                                       additional shares of Texas Instruments Stock
                                       offered for subscription or purchase pursuant to
                                       such rights or warrants and the denominator of
                                       which shall be the number of shares of Texas
                                       Instruments Stock outstanding immediately prior to
                                       the issuance of such rights or warrants plus the
                                       number of additional shares of Texas Instruments
                                       Stock which the aggregate offering price of the
                                       total number of shares of Texas Instruments Stock
                                       so offered for subscription or purchase pursuant to
                                       such rights or warrants would purchase at the
                                       Market Price on the expiration date of such rights
                                       or warrants, which shall be determined by
                                       multiplying such total number of shares offered by
                                       the exercise price of such rights or warrants and
                                       dividing the product so obtained by such Market
                                       Price.

                                         5. If (i) there occurs any reclassification or
                                       change of Texas Instruments Stock, including,
                                       without limitation, as a result of the issuance of
                                       any tracking stock by Texas Instruments, (ii) Texas
                                       Instruments or any surviving entity or subsequent
                                       surviving entity of Texas Instruments (a "Texas
                                       Instruments Successor") has been subject to a
                                       merger, combination or consolidation and is not the
                                       surviving entity, (iii) any statutory exchange of
                                       securities of Texas Instruments or any Texas
                                       Instruments Successor with another corporation
                                       occurs (other than pursuant to clause (ii) above),
                                       (iv) Texas Instruments is liquidated, (v) Texas
                                       Instruments issues to all of its shareholders
                                       equity


                                             A-12



                                       securities of an issuer other than Texas
                                       Instruments (other than in a transaction described
                                       in clause (ii), (iii) or (iv) above) (a "Spin-off
                                       Event") or (vi) a tender or exchange offer or
                                       going-private transaction is consummated for all
                                       the outstanding shares of Texas Instruments Stock
                                       (any such event in clauses (i) through (vi), a
                                       "Reorganization Event"), the method of determining
                                       the amount payable upon exchange at maturity for
                                       this SPARQS shall be adjusted to provide that the
                                       holder of this SPARQS shall be entitled to receive
                                       at maturity, in respect of each $        principal
                                       amount of this SPARQS, securities, cash or any
                                       other assets distributed to holders of Texas
                                       Instruments Stock in or as a result of any such
                                       Reorganization Event, including (i) in the case of
                                       the issuance of tracking stock, the reclassified
                                       share of Texas Instruments Stock, (ii) in the case
                                       of a Spin-off Event, the share of Texas Instruments
                                       Stock with respect to which the spun-off security
                                       was issued, and (iii) in the case of any other
                                       Reorganization Event where Texas Instruments Stock
                                       continues to be held by the holders receiving such
                                       distribution, the Texas Instruments Stock
                                       (collectively, the "Exchange Property"), in an
                                       amount with a value equal to the amount of Exchange
                                       Property delivered with respect to a number of
                                       shares of Texas Instruments Stock equal to the
                                       Exchange Ratio at the time of the Reorganization
                                       Event. Notwithstanding the above, if the Exchange
                                       Property received in any such Reorganization Event
                                       consists only of cash, the maturity date of this
                                       SPARQS shall be deemed to be accelerated to the
                                       date on which such cash is distributed to holders
                                       of Texas Instruments Stock and the holder of this
                                       SPARQS shall receive in lieu of any Texas
                                       Instruments Stock and as liquidated damages in full
                                       satisfaction of the Issuer's obligations under this
                                       SPARQS the lesser of (i) the product of (x) the
                                       amount of cash received per share of Texas
                                       Instruments Stock and (y) the then current Exchange
                                       Ratio and (ii) the Call Price calculated as though
                                       the date of acceleration were the Call Date
                                       (regardless of whether the date of acceleration is
                                       a day which occurs prior to           , 200[ ]). If
                                       Exchange Property consists of more than one type of
                                       property, the holder of this SPARQS shall receive
                                       at maturity a pro rata share of each such type of
                                       Exchange Property. If Exchange Property includes a
                                       cash component, the holder of this SPARQS will not
                                       receive any interest accrued on


                                             A-13



                                       such cash component. In the event Exchange Property
                                       consists of securities, those securities shall, in
                                       turn, be subject to the antidilution adjustments
                                       set forth in paragraphs 1 through 5.

                                       For purposes of paragraph 5 above, in the case of a
                                       consummated tender or exchange offer or
                                       going-private transaction involving Exchange
                                       Property of a particular type, Exchange Property
                                       shall be deemed to include the amount of cash or
                                       other property paid by the offeror in the tender or
                                       exchange offer with respect to such Exchange
                                       Property (in an amount determined on the basis of
                                       the rate of exchange in such tender or exchange
                                       offer or going- private transaction). In the event
                                       of a tender or exchange offer or a going-private
                                       transaction with respect to Exchange Property in
                                       which an offeree may elect to receive cash or other
                                       property, Exchange Property shall be deemed to
                                       include the kind and amount of cash and other
                                       property received by offerees who elect to receive
                                       cash.

                                       No adjustment to the Exchange Ratio shall be
                                       required unless such adjustment would require a
                                       change of at least 0.1% in the Exchange Ratio then
                                       in effect. The Exchange Ratio resulting from any of
                                       the adjustments specified above will be rounded to
                                       the nearest one hundred- thousandth, with five
                                       one-millionths rounded upward. With respect to the
                                       Maturity Date, adjustments to the Exchange Ratio
                                       will be made up to the close of business on the
                                       third Trading Day prior to the Maturity Date.

                                       No adjustments to the Exchange Ratio or method of
                                       calculating the Exchange Ratio shall be made other
                                       than those specified above. The adjustments
                                       specified above do not cover all events that could
                                       affect the Market Price of Texas Instruments Stock,
                                       including, without limitation, a partial tender or
                                       exchange offer for Texas Instruments Stock.

                                       The Calculation Agent shall be solely responsible
                                       for the determination and calculation of any
                                       adjustments to the Exchange Ratio or method of
                                       calculating the Exchange Ratio and of any related
                                       determinations and calculations with respect to any
                                       distributions of stock, other securities or other
                                       property or assets (including cash) in connection
                                       with any corporate event described in paragraph 5
                                       above,


                                             A-14



                                       and its determinations and calculations with
                                       respect thereto shall be conclusive in the absence
                                       of manifest error.

                                       The Calculation Agent shall provide information as
                                       to any adjustments to the Exchange Ratio or to the
                                       method of calculating the amount payable upon
                                       exchange at maturity of the SPARQS in accordance
                                       with paragraph 5 above upon written request by any
                                       holder of this SPARQS.

Market Disruption Event...........     "Market Disruption Event" means, with respect to Texas
                                       Instruments Stock (and any other security that may be
                                       included as Exchange Property):

                                          (i) a suspension, absence or material limitation
                                          of trading of Texas Instruments Stock (or any
                                          such other security) on the primary market for
                                          Texas Instruments Stock (or any such other
                                          security) for more than two hours of trading or
                                          during the one-half hour period preceding the
                                          close of the principal trading session in such
                                          market; or a breakdown or failure in the price
                                          and trade reporting systems of the primary
                                          market for Texas Instruments Stock (or any such
                                          other security) as a result of which the
                                          reported trading prices for Texas Instruments
                                          Stock (or any such other security) during the
                                          last one-half hour preceding the close of the
                                          principal trading session in such market are
                                          materially inaccurate; or the suspension,
                                          absence or material limitation of trading on the
                                          primary market for trading in options contracts
                                          related to Texas Instruments Stock (or any such
                                          other security), if available, during the
                                          one-half hour period preceding the close of the
                                          principal trading session in the applicable
                                          market, in each case as determined by the
                                          Calculation Agent in its sole discretion; and

                                          (ii) a determination by the Calculation Agent in
                                          its sole discretion that any event described in
                                          clause (i) above materially interfered with the
                                          ability of the Issuer or any of its affiliates
                                          to unwind or adjust all or a material portion of
                                          the hedge with respect to the SPARQS.

                                       For purposes of determining whether a Market
                                       Disruption Event has occurred: (1) a limitation on
                                       the hours or


                                             A-15



                                       number of days of trading shall not constitute a
                                       Market Disruption Event if it results from an
                                       announced change in the regular business hours of
                                       the relevant exchange, (2) a decision to
                                       permanently discontinue trading in the relevant
                                       options contract shall not constitute a Market
                                       Disruption Event, (3) limitations pursuant to NYSE
                                       Rule 80A (or any applicable rule or regulation
                                       enacted or promulgated by the NYSE, any other
                                       self-regulatory organization or the Securities and
                                       Exchange Commission of scope similar to NYSE Rule
                                       80A as determined by the Calculation Agent) on
                                       trading during significant market fluctuations
                                       shall constitute a suspension, absence or material
                                       limitation of trading, (4) a suspension of trading
                                       in options contracts on Texas Instruments Stock (or
                                       any such other security) by the primary securities
                                       market trading in such options, if available, by
                                       reason of (x) a price change exceeding limits set
                                       by such securities exchange or market, (y) an
                                       imbalance of orders relating to such contracts or
                                       (z) a disparity in bid and ask quotes relating to
                                       such contracts shall constitute a suspension,
                                       absence or material limitation of trading in
                                       options contracts related to Texas Instruments
                                       Stock (or any such other security) and (5) a
                                       suspension, absence or material limitation of
                                       trading on the primary securities market on which
                                       options contracts related to Texas Instruments
                                       Stock (or any such other security) are traded shall
                                       not include any time when such securities market is
                                       itself closed for trading under ordinary
                                       circumstances.

Alternate Exchange Calculation
in Case of an Event of Default....     In case an event of default with respect to the SPARQS
                                       shall have occurred and be continuing, the amount
                                       declared due and payable per each $
                                       principal amount of this SPARQS upon any
                                       acceleration of this SPARQS shall be determined by
                                       the Calculation Agent and shall be an amount in
                                       cash equal to the lesser of (i) the product of (x)
                                       the Market Price of Texas Instruments Stock (and
                                       any Exchange Property) as of the date of such
                                       acceleration and (y) the then current Exchange
                                       Ratio and (ii) the Call Price calculated as though
                                       the date of acceleration were the Call Date
                                       (regardless of whether the date of acceleration is
                                       a day which occurs prior to              , 200[ ]),
                                       in each case plus accrued but unpaid interest to
                                       but excluding the date of acceleration; provided
                                       that if the Issuer has called the SPARQS in
                                       accordance


                                             A-16



                                       with the Morgan Stanley Call Right, the amount
                                       declared due and payable upon any such acceleration
                                       shall be an amount in cash for each $
                                       principal amount of the SPARQS equal to the Call
                                       Price for the Call Date specified in our notice of
                                       mandatory exchange, plus accrued but unpaid
                                       interest to but excluding the date of acceleration.

Treatment of SPARQS for
United States Federal
Income Tax Purposes...............     The Issuer, by its sale of this SPARQS, and the
                                       holder of this SPARQS (and any successor holder of
                                       this SPARQS), by its respective purchase hereof,
                                       agree (in the absence of an administrative
                                       determination or judicial ruling to the contrary)
                                       to characterize each $          principal amount of
                                       this SPARQS for all tax purposes as an investment
                                       unit consisting of (A) a terminable contract (the
                                       "Terminable Forward Contract") that (i) requires
                                       the holder of this SPARQS (subject to the Morgan
                                       Stanley Call Right) to purchase, and the Issuer to
                                       sell, for an amount equal to $            (the
                                       "Forward Price"), Texas Instruments Stock at
                                       maturity and (ii) allows the Issuer, upon exercise
                                       of the Morgan Stanley Call Right, to terminate the
                                       Terminable Forward Contract by returning to such
                                       holder the Deposit (as defined below) and paying to
                                       such holder an amount of cash equal to the
                                       difference between the Deposit and the Call Price
                                       and (B) a deposit with the Issuer of a fixed amount
                                       of cash, equal to the Issue Price per each
                                       $           principal amount of this SPARQS, to
                                       secure the holder's obligation to purchase Texas
                                       Instruments Stock pursuant to the Terminable
                                       Forward Contract (the "Deposit"), which Deposit
                                       bears an annual yield of    % per annum.

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Texas Instruments Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to
the principal sum of U.S. $           (UNITED STATES DOLLARS               )
on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the

Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED:                                 MORGAN STANLEY DEAN WITTER & CO.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned Senior
  Indenture.


JPMORGAN CHASE BANK,
  as Trustee


By:
     ------------------------------
     Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or
(ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal

Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee
(i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the Notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

        (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

        (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

        (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

        (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

        (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

        (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

        (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

        (h)  any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



       TEN COM - as tenants in common
       TEN ENT - as tenants by the entireties
       JT TEN - as joint tenants with right of survivorship and not as tenants in common


   UNIF GIFT MIN ACT-__________________________ Custodian ______________________
                               (Minor)                           (Cust)

   Under Uniform Gifts to Minors Act ___________________________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                            -----------------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated: ________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: _____________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ___________________.


Dated:______________________________       _____________________________________
                                           NOTICE: The signature on this Option
                                           to Elect Repayment must correspond
                                           with the name as written upon the
                                           face of the within instrument in
                                           every particular without alteration
                                           or enlargement.